Exhibit (e)(2)

FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of January 23, 2023, by and between Morgan Stanley ETF Trust and Foreside Fund Services, LLC (together, the “Parties”) is effective as of October 2, 2023.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated fund list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2. Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3. Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

MORGAN STANLEY ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Matt Willow	By:	/s/ Teresa Cowan
Name:	Matt Willow	Name:	Teresa Cowan
Title:	President EV Distribution	Title:	President
Date:	10/2/23	Date:	10/3/23

EXHIBIT A

•	Calvert International Responsible Index ETF
•	Calvert US Large-Cap Core Responsible Index ETF
•	Calvert US Large-Cap Diversity, Equity and Inclusion Index ETF
•	Calvert US Mid-Cap Core Responsible Index ETF
•	Calvert US Select Equity ETF
•	Calvert Ultra-Short Investment Grade ETF
•	Eaton Vance Ultra-Short Income ETF
•	Eaton Vance High Yield ETF
•	Eaton Vance Intermediate Municipal Income
•	Parametric Equity Premium Income ETF
•	Parametric Hedged Equity ETF
•	Eaton Vance Total Return Bond ETF
•	Eaton Vance Short Duration Municipal Income ETF